UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): June 22, 2020

ULTRA PETROLEUM CORP.

(Exact Name of Registrant as Specified in its Charter)

Yukon, Canada	001-33614	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

116 Inverness Drive East, Suite 400 Englewood, Colorado		80112
(Address of principal executive offices)		(Zip code)

(303) 708-9740

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

As previously disclosed, on May 14, 2020, Ultra Petroleum Corp. (the “Company”) and certain of its subsidiaries (together with the Company, the “Debtors”) filed voluntary petitions under Chapter 11 of Title 11 of the United States Code in the United States Bankruptcy Court for the Southern District of Texas, Houston Division (the “Bankruptcy Court”). The Chapter 11 cases are being jointly administered under the caption In re Ultra Petroleum Corp., et al., Case No. 20-32631 (collectively, the “Chapter 11 Cases”). Documents filed on the docket of and other information related to the Chapter 11 Cases are available free of charge online at https://cases.primeclerk.com/ultrapetroleum. Documents and other information available on such website are not part of this Current Report on Form 8-K and shall not be deemed incorporated by reference in this Form 8-K.

On June 22, 2020, the Debtors filed a motion (the “Motion”) with the Bankruptcy Court seeking authorization of the Bankruptcy Court for the entry into a purchase and sale agreement (the “PSA”), by and between Ultra Wyoming, LLC (“Ultra Wyoming”) and Pinedale Corridor, LP (“Pinedale”), pursuant to which, among other things, Ultra Wyoming will agree to purchase certain facilities and pipelines located in Sublette County, Wyoming that gather liquids from wells operated by Ultra Resources, Inc. in the Pinedale Anticline field, along with related personal property, rights-of-ways and easements (collectively, the “Gathering System”), for a purchase price of $18 million. The Bankruptcy Court is scheduled to hear the Motion on June 25, 2020. The PSA will be executed upon the Bankruptcy Court’s approval of the Motion and, assuming such approval is obtained, it is the intent of the Debtors and Pinedale to close the purchase of the Gathering System no later than June 30, 2020.

A copy of the Motion is filed as Exhibit 99.1 under Item 9.01 of this report and is incorporated herein by reference.

The foregoing description of the PSA does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the PSA, a copy of which is attached as Exhibit A to the Motion filed as Exhibit 99.1 hereto.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Any statement, including any opinions, forecasts, projections or other statements, other than statements of historical fact, are or may be forward-looking statements. Although the Company believes the expectations reflected in any forward-looking statements herein are reasonable, the Company can give no assurance that such expectations will prove to have been correct and actual results may differ materially from those projected or reflected in such statements. Certain risks and uncertainties inherent in the Company’s business as well as risks and uncertainties related to the Company’s operational and financial results are set forth in its filings with the Securities and Exchange Commission (the “SEC”), particularly in the section entitled “Risk Factors” included in the Company’s Annual Report on Form 10-K for the most recent fiscal year, the Company’s most recent Quarterly Reports on Form 10-Q, and from time to time in other filings made by the Company with the SEC. Some of these risks and uncertainties include, but are not limited to, the Company’s ability to obtain Bankruptcy Court approval with respect to motions in the Chapter 11 Cases, the effects of the Chapter 11 Cases on the Company, the Company’s ability to maintain adequate liquidity following the recent default under the terms of its RBL Agreement and Term Loan Agreement resulting from the going concern qualification to the Company’s audited, consolidated financial statements in its Annual Report on Form 10-K, to decrease its leverage or fixed costs, or to restructure its balance sheet in a manner that allows it to continue as a going concern over the long term. Some additional risks and uncertainties include, but are not limited to, increased competition, the extreme volatility and negative pressure that oil and natural gas commodity prices have experienced recently that is attributable to decreased demand resulting from COVID-19 and the actions of OPEC and other oil exporting nations, the timing and extent of changes in prices for oil and gas, particularly in the areas where the Company owns properties, conducts operations, and markets its production, as well as the timing and extent of the Company’s success in discovering, developing, producing and estimating oil and gas reserves, the Company’s ability to successfully monetize the properties it is marketing, weather and government regulation, and the availability of oil field services, personnel and equipment. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Current Report on Form 8-K. All forward-looking statements in this Current Report on Form 8-K are qualified in their entirety by these cautionary statements. Except as required by law, the Company undertakes no obligation and does not intend to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Debtors’ Emergency Motion for Entry of an Order (I) Authorizing the Debtors to Enter Into and Perform Under an Asset Purchase Agreement to Purchase the Pinedale LGS Gathering System, (II) Authorizing and Approving the Settlement By and Among the Debtors and Pinedale, and (III) Granting Related Relief [Docket No. 301].

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 24, 2020

ULTRA PETROLEUM CORP.

By:	/s/ Kason D. Kerr
Name:	Kason D. Kerr
Title:	Vice President, General Counsel and Corporate Secretary